Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-3 of our report dated March 12, 2025, of SenesTech, Inc. relating to the audit of the financial statements as of and for the periods ending December 31, 2024 and 2023 and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ M&K CPAS, PLLC

www.mkacpas.com

The Woodlands, Texas

June 23, 2025

363 N. Sam Houston Pkwy E., Suite 650	Houston, TX 77060	Main: 832-242-9950	Fax: 832-242-9956	www.mkacpas.com